EXHIBIT 5

                          HAYNSWORTH SINKLER BOYD, P.A.
                                Attorneys At Law

                          1201 Main Street, Suite 2200
                              Post Office Box 11889
                         Columbia, South Carolina 29201
                            Telephone (803) 779-3080
                               Fax (803) 765-1243
                               www.hsblawfirm.com


                                December 14, 2005

Carolina National Corporation
1350 Main Street
Columbia, South Carolina 29201

Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of the sale of 1,000,000 shares of the common stock (the "Common Stock") of Carolina National Corporation, a South Carolina corporation (the "Company") and the possible sale of an additional 150,000 shares pursuant to an underwriter's over-allotment option, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination it is our opinion that the Common Stock, when issued upon the terms and conditions set forth in the Registration Statement filed by the Company in connection with the registration of the Common Stock, and upon receipt of the consideration therefor, will be legally issued, fully paid and nonassessable.

         We consent to be named in the Registration Statement as attorneys who will pass upon certain legal matters in connection with the offering described in the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                              Very truly yours,


                                              s/ Haynsworth Sinkler Boyd, P.A.
                                              --------------------------------
                                              Haynsworth Sinkler Boyd, P.A.